Contents
Part I

Part II

Part III
Additional

information
Financial

Statements
ING Group Annual Report 2021 on Form 20-F 1
Exhibit 8
Principal subsidiaries
The principal subsidiaries of ING Groep N.V.

and their statutory place of incorporation and primary country of operation are as follows:
Principal subsidiaries
Proportion of
ownership and
interest held
by the group

2021 2020
Subsidiary

Statutory place of
Incorporation Country of operation

ING Bank N.V.

Amsterdam the Netherlands
100%

100%

Bank Mendes Gans N.V.

Amsterdam the Netherlands
100%

100%

ING Belgium S.A./N.V.

Brussels Belgium
100%

100%

ING Luxembourg S.A.

Luxembourg City Luxembourg
100%

100%

ING-DiBa AG

Frankfurt am Main Germany
100%

100%

ING Bank Slaski S.A.
1

Katowice Poland
75%

75%

ING Financial Holdings Corporation

Delaware United States of America
100%

100%

ING Bank A.S.

Istanbul Turkey
100%

100%

ING Bank (Australia) Ltd

Sydney Australia
100%

100%

ING Commercial Finance B.V.

Amsterdam the Netherlands
100%

100%

ING Groenbank N.V.

Amsterdam the Netherlands
100%

100%

1 The shares of the non-controlling interest stake

of 25% are listed on the Warsaw Stock Exchange,

for summarised financial
information we refer to ‘Note 35

‘Information on geographical areas’.